EXHIBIT 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2004 relating to the 2003 financial statements and financial statement schedule which appears in KANA Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 14, 2006